SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:      October 22, 2003

DUPONT PHOTOMASKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20839	74-2238819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD. ROUND ROCK, TEXAS 78664 (Address of principal executive offices, with zip code)

(512) 310-6500 Registrant’s telephone number, including area code

Item 7.         Financial Statements and Exhibits

(c)                                                  Exhibits.

                     99.1              Press release dated October 22, 2003 by DuPont Photomasks, Inc.

Item 12.       Results of Operations and Financial Condition

                     On October 22, 2003, DuPont Photomasks, Inc., a Delaware corporation (“DPI”), announced its financial results for the fiscal quarter ended September 30, 2003.   A corrected copy of DPI’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.  The press release has been corrected to reclassify DPI’s $100 million convertible notes due July 2004 from other liabilities to other current liabilities in the financial tables attached to the press release.

                     This Report on Form 8-K/A is being furnished pursuant to Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT PHOTOMASKS, INC.

Date: October 22, 2003	/s/ James W. Boeckman

James W. Boeckman
Executive Vice President, General Counsel and Secretary

DUPONT PHOTOMASKS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 22, 2003